EXHIBIT 99.1

  Financial Corporation

Contact:	Ronald J. Nicolas, Jr.
Jon D. Van Deuren
Investor Relations Department
Aames Financial Corporation
(323) 210-5311

For Immediate Release

AAMES FINANCIAL CORPORATION
REDEMPTION OF ITS OUTSTANDING
5.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012

     Los Angeles, California, June 2, 2003 – Aames Financial Corporation (OTCBB: AMSF), a leader in subprime home equity lending, today announced that it requested Wells Fargo Bank Minnesota, N.A, trustee for the holders of Aames Financial Corporation 5.5% Convertible Subordinated Debentures due 2012, redeem these outstanding debentures on July 1, 2003, at 5% of the outstanding principal balance plus accrued and unpaid interest up to and including the redemption date.

     Aames is a leading home equity lender, and at March 31, 2003 operated 89 traditional retail branches, 2 National Loan Centers and 4 traditional regional broker offices throughout the United States.

     From time to time Aames may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, Aames notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or other expectations expressed in Aames’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of Aames’s business include the following: negative cash flow and continued access to outside sources of cash to fund operations; dependence on funding sources; third party rights to terminate mortgage servicing; high delinquencies and losses in Aames’s securitization trusts; prepayment risk; changes in interest rates; basis risk; prolonged interruptions or reductions in the secondary market for mortgage loans; timing of loan sales; dependence on broker network; competition; concentration of operations in California and Florida; economic conditions; contingent risks on loans sold; government regulation; changes in federal income tax laws; ability to pay dividends and the concentrated ownership of Aames’s controlling stockholder. For a more complete discussion of these risks and uncertainties, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in Aames’s Annual Report on Form 10-K for the year ended June 30, 2002; and, also see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in quarterly filings by Aames with the United States Securities and Exchange Commission.